FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Andy Arms

Matt Colbert

Equiti-trend LLC

Lifestream Technologies

(800) 585-6988

208-457-9409 ext. 1209

(858) 436-3350 local/international

mattc@lifestreamtech.com

LFTC@equititrend.com

Lifestream Receives Notice of Allowance from the U. S. Patent and Trademark Office

Indicates that a key Patent will be granted

Post Falls, Idaho - April 12, 2006 - Lifestream Technologies, Inc. (OTCBB:LFTC) a leading developer and marketer of consumer cholesterol monitors and professional screening instruments, has received a Notice of Allowance for a key patent from the U. S. Patent and Trademark office that further strengthens its Intellectual Property “IP” portfolio.

"Lifestream received a Notice of Allowance from the U. S. Patent and Trademark Office for its smartcard, secure medical data technology,” stated patent counsel, Mike Mehrman. “This action indicates that the patent will be granted after the short period of time required to print the formal patent. This patent will cover Lifestream’s Personal Health Card technology, including the unique method in which a person's medical data can be securely stored on a smartcard, as well as the secure storage of medical records on a backside server.”

“With the subject of portable health records heating up, Lifestream sees this technology playing a key role in providing secure, portable medical records. The technology has already been licensed to one company, LifeNexus, Inc., and, as soon as the LifeNexus product enters the marketplace, Lifestream will be entitled to receive a royalty,” said Matt Colbert, Lifestream’s President and CFO.

“The Company’s goal has been to secure its IP assets in such a way as to maximize their value to our shareholders through viable technologies. Our creative technical team continues to play a key role in our future success. As we move into the next generation of products, we will strive to be on the leading edge with the application of our technology in products of value to our customers and shareholders. Lifestream has a number of other applications related to our future product offerings,” continued Mr. Colbert.

Ed Siemens has been appointed by the Board of Directors to the position of Chairman and Matt Colbert has been appointed as President and Chief Financial Officer replacing Christopher Maus, who will remain as a Director with the Company, as well as a consultant to facilitate financing and strategic business development.

About Lifestream Technologies, Inc.

The Company developed and currently markets a cholesterol monitor to consumers and healthcare professionals that provides total cholesterol test results in three minutes.

The Company’s product aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their

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diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual’s efforts to improve compliance. Lifestream’s products also integrate a smart card reader further supporting compliance by storing test results on an individual’s personal health card for future retrieval, trend analysis and assessment.

Lifestream’s monitors are affordable, hand-held devices that provide users with accurate results in less than three minutes. The product line has been designed to accommodate The Data Concern™ Personal Health Card® allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream’s products, go to “Store Locator” on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.

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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in our most recent Registration Statement on Form SB-2 filed January 12, 2005, and in “Item 1 – Business,” “Item 6 – Management’s Discussion and Analysis or Plan of Operation,” particularly the discussion under “Risk Factors - Substantial Doubt regarding our Ability to Continue as a Going Concern” and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2005, and the 10-QSB for the quarter ended December 31, 2005, all filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report, in the aforementioned Form SB-2 and Forms 10-KSB and 10-QSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.